Exhibit 16.1

February 20, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4 of Allied World Assurance Company Holdings, AG’s Form 8-K dated February 20, 2015, and we agree with the statements made therein.

Yours truly,

/s/ DELOITTE LTD.

DELOITTE LTD.

Hamilton, Bermuda